                                                                    Exhibit 1(d)

                                                                          690317
                               STATE OF MARYLAND

                            STATEMENT DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201



                                                          DATE: JANUARY 04, 1999



     THIS IS TO ADVISE YOU THAT THE ARTICLES SUPPLEMENTARY FOR SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED WERE RECEIVED AND APPROVED FOR RECORD ON DECEMBER 31, 1998 AT 12:46 PM.



FEE PAID:      78.00



[SEAL]
                              JOSEPH V. STEWART
                              CHARTER SPECIALIST
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                                                 STATE DEPARTMENT OF ASSESSMENTS
                                                          AND TAXATION

                                                          ENTER FOR RECORD
                                                          12/31/98 AT 12:46 PM

             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
             ------------------------------------------------------

                             ARTICLES SUPPLEMENTARY

          Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation (the "Corporation"), registered as an open-end company under the Investment Company Act of 1940 (the "1940 Act"), hereby certifies to the State Department of Assessments and Taxation of Maryland, pursuant to Section 2-208.1 of the Maryland General Corporation Law, that:

          FIRST: The number of shares of the corporation's Security Capital Real Estate Arbitrage Shares, $.01 par value per share, and the Security Capital Asia/Pacific Real Estate Shares, $.01 par value per share, are hereby decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

          SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to these Articles Supplementary was 200,000,000, consisting of 50,000,000 common shares, $.01 par value per share, 50,000,000 Security Capital Real Estate Arbitrage Shares, $.01 par value per share, 50,000,000 Security Capital European Real Estate Shares, $.01 par value per share; and 50,000,000 Security Capital Asia/Pacific Real Estate Shares, $.01 per value per share, having an aggregate par value of $2,000,000.

          THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to these Articles Supplementary is 200,000,000, consisting of 50,000,000 common shares, $.01 par value per share, 50,000,000 Security Capital European Real Estate Shares, $.01 par value per share, and 100,000,000 shares, $.01 par value per share, undesignated as to class or series, having an aggregate par value of $2,000,000.

          The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                   [REMAINDER OF PAGE INTENTIONAL LEFT BLANK]
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                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 3 page document on file in the office DATED: 1-4-99.
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ Wayne D.W. Henderson, Custodian
This stamp replaces our previous certification system. Effective 6/95
--------------------------------------------------------------------------------
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          IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 30th day of December, 1998.

ATTEST:                                SECURITY CAPITAL REAL ESTATE
                                       MUTUAL FUNDS INCORPORATED

/s/ David T. Novick                    /s/ Jeffrey C. Nellessen
-------------------------------        -------------------------------
David T. Novick                        Jeffrey C. Nellessen
Vice President                         Vice President and Treasurer
and Secretary

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